FIFTH AMENDMENT TO TERM AGREEMENT


         THIS FIFTH AMENDMENT TO TERM LOAN AGREEMENT ("Amendment") dated as of December 19th, 1997, by and between AMSC SUBSIDIARY CORPORATION, a Delaware corporation ("Borrower"), with offices at 10802 Parkridge Boulevard, Reston, Virginia 22091, and NTFC CAPITAL CORPORATION, a Delaware corporation (formerly known as Northern Telecom Finance Corporation) ("Lender"), with offices at 220 Athens Way, Nashville, Tennessee 37228.

                                   BACKGROUND

         A. Borrower and Lender executed that certain Term Loan Agreement dated as of May 28, 1993, as amended by the First Amendment to Term Loan Agreement dated as of April 8, 1994, the Second Amendment to Term Loan Agreement dated as of August 1, 1995, the Third Amendment to Term Loan Agreement dated as of
November 7, 1995 and a Fourth Amendment dated as of October 1, 1996 (as so amended, the "Original Loan Agreement") providing for certain loans to be made to Borrower by Lender (the "Loans"). The Loans are represented by the Amended and Restated Equipment Note dated as of October 1, 1996, amending and restating the Note originally dated as of May 28, 1993 and as previously amended and restated as of April 8, 1994 (as so amended, the "Original Note").

         B. Borrower has requested Lender to make certain changes in the payment schedule, and Lender is willing to make such changes, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

         1. Definitions: All capitalized terms used herein which are not otherwise defined shall have the meanings given to such terms in the Original Loan Agreement, as amended hereby.

         2. Amendment to Section 1.01. Section 1.01 of the Original Loan Agreement is hereby amended by amending each of the following definitions to read in its entirety as follows:

                           "Interest  Payment Date":  the First Interest Payment
                  date for the Loan and (a) the first Business Day of each calendar month thereafter until September 30, 1996, (b) the first day of each Interest Period from October 1, 1996 through October 1, 1997, and (c) December 31, 1997 and (d) February 1, 1998, March 1, 1998 and April 1, 1998.

                           "Interest  Rate":  a variable  interest rate equal to
                  (a) LIBOR plus 4.5% through and including  September 30, 1996,
                  (b) LIBOR plus 2.5% form and after October 1, 1996, and (c) LIBOR plus 4.5% from and after December 31, 1997, in each case adjusted on the first day of each Interest Period.

                           "Maturity  Date":  April 1, 1998, on which principal,
                  interest, premium, expenses, fees, penalties and other amounts due under the Note shall be finally due and payable.

         3. Amendment to Section 2.05. Section 2.05 of the Original Loan Agreement is hereby amended to read in its entirety as follows:

                           2.05. Principal Payments. Borrower shall make the principal payment in the amount of One Million Dollars ($1,000,000) on December 31, 1997. Thereafter, the entire outstanding principal amount of the Note and all accrued but unpaid interest and all other unpaid amounts due thereunder shall be paid on the Maturity Date.

         4. Amended and Restated Note. Contemporaneously with the execution of this Amendment, Borrower shall execute an Amended and Restated Note to incorporate the terms hereof, in form and substance satisfactory to Lender.

         5. Representations and Warranties of Borrower. The Borrower represents and warrants to Lender that the Borrower has not executed any other deeds of trust, mortgages, security agreements or financing statements in favor of any other person or entity affecting the Collateral; that no person or entity has any rights to claim a lien upon the Collateral superior to the lien of Lender; that no Default or Event of Default has occurred under the Original Loan Agreement (except Defaults and Events of Default that are waived herein); and that no event has occurred and no claim, offset or other condition exists which would relieve the Borrower of any of its obligations to Lender under the Original Loan Agreement or other documents executed by the Borrower in connection therewith.

         6. Lender's Fees and Expenses. Borrower shall pay to Lender, on demand, all costs and expenses, including reasonable legal fees, incurred by Lender in connection with the preparation, negotiation, execution or implementation of this Amendment.

         7. Full Force and Effect. Except as specifically modified herein, the Original Loan Agreement shall continue in full force and effect as written, and nothing herein is intended to, nor shall it, release, diminish or waive the rights of the parties under the Original Loan Agreement, the Note or other Loan Documents.

         8. Possible Extension. Borrower has represented to Lender that Borrower expects to complete certain financing by March 31, 1998. If such financing is not completed by that date, but Borrower can demonstrate to Lender's satisfaction that significant progress (as determined by Lender) has been made towards such completion and that such financing is scheduled and anticipated to be completed in the immediate future, and if no other Default or Event of Default has then occurred, Lender will consider extending the maturity due to not later than May 1, 1998, subject to the execution of such documentation as Lender may deem necessary to implement or evidence such extension. Lender's agreement to consider extending the maturity date is not a commitment to do so, and Lender shall make any such decision in its sole and absolute discretion.

         9. Counterparts. This Amendment may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Fifth Amendment to the Term Loan Agreement has been executed as of the day first above written by the parties' authorized representatives.

LENDER:                                       BORROWER:

NTFC CAPITAL CORPORATION                      AMSC SUBSIDIARY CORPORATION



By: /s/Henry Craig                            By: /s/Richard J. Burnheimer
    --------------                                 ------------------------

Title: VP-Chief Credit Officer                Title: Vice President & Treasurer
       -------------------------                     --------------------------

                            AMENDED AND RESTATED NOTE


$5,933,095.61                               Originally dated as of: May 28, 1993
                            Previously Amended and Restated as of: April 8, 1994
                                      Amended and Restated as of October 1, 1996
                                    Amended and Restated as of December 19, 1997


         FOR VALUE RECEIVED, AMSC SUBSIDIARY CORPORATION ("Borrower"), promises to pay to the order of NORTHERN TELECOM FINANCE CORPORATION (the "Lender") at its offices located at 220 Athens Way, Nashville, Tennessee, 37228, or to such other Person and such other location specified in writing by the holder hereof, in lawful money of the United States of America an din immediately available funds the principal amount of Five Million Nine Hundred Thirty-Three Thousand Ninety Five Dollars and Sixty-One Cents ($5,933,095.61), together with interest thereon and other amounts due as provided below. Notations on the Schedules attached hereto are for convenience only, and the failure of the Lender to make any notation on any Schedule, or any incorrect notation by the Lender on any Schedule, shall not diminish the obligations of the Borrower under this Note. This Note shall mature on April 1, 1998 (the "Maturity Date").

         The "Initial Payment Date" means the first Business Day of the calendar month following the month in which the Termination Date falls. The "Termination Date" means the earliest of the following three dates: (a) December 31, 1994, but only if Final Acceptance (as defined in the Loan Agreement) ("Final Acceptance") has occurred on or before such date; or (b) the last day of the month of the date of Final Acceptance occurs between January 1, 1995 and February 28, 1995; and (c) March 31, 1995.

         This Note has been made and delivered pursuant to that certain Term Loan Agreement dated as of May 28, 1993 by and between the Borrower and the Lender, as amended by the First Amendment to Term Loan Agreement dated as of August 1, 1995, the Third Amendment to Term Loan Agreement dated as of November 7, 1995, the Fourth Amendment to Term Loan Agreement dated October 1, 1996 and the Fifth Amendment to Term Loan Agreement of even date herewith (as the same may be modified, amended or supplemented from time to time, the "Loan Agreement") and is the Note described in Section 2.03(a) thereof. Any term not otherwise defined in this Note shall have the meaning ascribed to it in the Loan Agreement. Reference is made to the Loan Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note is secured by the Collateral described in the Security Documents.

         All advances hereunder shall bear interest at the Interest Rate (as defined below) from the date of such Advance until such amount is due and payable (whether on any Payment Date, at the Maturity Date, by acceleration, or otherwise).

         The "Interest Rate" shall be a variable interest rate equal to (a) LIBOR plus 4.5% through and including September 30, 1996, and (b) LIBOR plus
2.5% from and after October 1, 1996, through and including December 31, 1997, and (c) LIBOR plus 4.5% thereafter, in each case adjusted on the first day of each Interest Period.

         "LIBOR": in respect of any Interest Period, the rate of interest per annum shall be the rate quoted in the "money rates" column of The Wall Street Journal for the three-month LIBOR (London Interbank Offered Rates). This rate is to be determined on the second Business Day before the commencement of such Interest Period (each such second Business Day before the commencement of an Interest Period being hereinafter referred to as an "Interest Determination Date").

         "Interest Period": each three (3) calendar month period beginning January 1, April 1, July 1 and October 1 of each calendar year provided that:

         (A) if any Interest Period pertaining to a Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (B) any Interest Period pertaining to a Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

         (C) no Interest Period shall extend beyond the Maturity Date; and

         (D) no Interest Period shall extend beyond any date upon which is due any scheduled principal payment in respect of the Loan unless the aggregate principal amount of the Loan is equal to or in excess of the amount of such principal payment.

         Interest shall accrue at the Interest Rate on all principal amounts outstanding hereunder. Commencing on January 1, 1997, interest shall be payable quarterly in arrears, on the first day of each Interest Period until October 1, 1997 and on December 31, 1997. Thereafter, accrued interest shall be payable monthly in arrears on February 1, 1998, March 1, 1998 and April 1, 1998. Interest shall also be payable on the date of any prepayment of this Loan pursuant to Section 2.07 of the Loan Agreement for the portion of the Loan so prepaid and upon payment (including prepayment) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

         Borrower shall make one payment of principal in the amount of One Million Dollars ($1,000,000) on December 31, 1997 and thereafter all outstanding principal, together with all accrued interest and all other amounts otherwise payable hereunder, shall be due and payable on the Maturity Date.

         Notwithstanding the foregoing, if the Borrower shall fail to pay any then due principal amount or interest or other amount payable by the Borrower under the Loan Agreement or under this Note within ten (10) days after the due date, such amount shall bear interest from the original due date at a rate per annum that is equal to the lesser of (i) five percent (5%) higher than the then applicable Interest Rate or (ii) the maximum permissible interest rate under applicable Law until such overdue principal amount, interest or other amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under the Loan Agreement.

         Notwithstanding any provision of this Note or the Loan Agreement to the contrary, it is the intent of the Lender and the Borrower that the Lender or any subsequent holder of this Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted, from time to time. In the event Lender, or any subsequent holder of this Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Bor rower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the Note; provided that if the Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the Lender or any subsequent holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the Note, as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

         Upon the occurrence of any one or more Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Loan Agreement, without further notice, at the option of the holder hereof. The holder may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but one waiver not implying any additional or subsequent waiver.

         Demand, presentment, notice and protest are expressly waived, except for notices otherwise expressly required in the Loan Agreement.

         In the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of the holder's rights described in the Loan Agreement, the Borrower agrees to pay all reasonable attorney's fees and all court and other out-of-pocket costs incurred by the holder hereof (which shall be due on demand).

         This Note may be prepaid in accordance  with the  provisions of Section
2.07 of the Loan Agreement.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of New York.

         This Note may not be changed, extended or terminated except in writing.

         This Note may be assigned in accordance with Section 8.18 of the Loan Agreement. In the event of any conflict between this Note and the Loan Agreement, the provisions of the Loan Agreement shall control.

         This Amended and Restated Note is an amendment, modification and restatement of that certain Note in the original principal amount of $3,750,000 (plus capitalized interest), dated as of May 28, 1993, issued by Borrower to Lender, previously amended and restated by an Amended and Restated Equipment
Note in the original principal amount of $7,500,000 (plus capitalized interest) dated as of April 8, 1994 and by an Amended and Restated Note in the principal amount of $5,933,095.61 dated October 1, 1996 (as previously amended, the "Original Note"). The principal amount of this Note is the outstanding principal amount of the Original Note, including interest capitalized and added to principal as provided therein. This Note is not a novation, release or discharge of the indebtedness evidenced by the Original Note.

         Executed as of December 19th, 1997.

                                                  AMSC SUBSIDIARY CORPORATION


                                              By:/s/Richard J. Burnheimer
                                                 ------------------------

                                              Title:  Vice President & Treasurer
                                                      --------------------------